UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM 8-K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 8, 2024
LIGAND PHARMACEUTICALS INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

555 Heritage Drive, Suite 200
Jupiter
Florida	33458
(Address of principal executive offices)	(Zip Code)
(858) 550-7500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LGND	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 8, 2024, Ligand Pharmaceuticals Incorporated (“Ligand”) entered into a definitive agreement (the “Agreement”) to acquire APEIRON Biologics AG (“APEIRON”) including the royalty rights to QARZIBA® (dinutuximab beta) for the treatment of high-risk neuroblastoma, for $100 million. Ligand will also pay APEIRON shareholders additional consideration based on future commercial and regulatory events, including up to $28 million if QARZIBA royalties exceed certain predetermined thresholds by either 2030 or 2034, respectively.

APEIRON is a private biopharmaceutical company based in Vienna, Austria that co-developed QARZIBA for the treatment of high-risk neuroblastoma in patients aged 12 months and above. QARZIBA was approved by the European Medicines Agency in 2017 and is commercially available today in more than 35 countries. The patent (method of use) for QARZIBA does not expire until 2034 and as such will have intellectual property protection until 2034. APEIRON receives a royalty on net sales of QARZIBA outside of mainland China from Recordati S.p.A. and on net sales of QARZIBA within mainland China from BeiGene, Ltd.

Under the terms of the Agreement, Ligand will acquire all the outstanding shares of APEIRON for $100 million in cash at closing. Ligand will also pay APEIRON shareholders up to $28 million if QARZIBA royalties exceed certain predetermined thresholds by either 2030 or 2034, respectively, for a total transaction value of up to $128 million and pay additional earn-outs on specific future events. The transaction is subject to a 30-day shareholder objection period and other customary closing conditions and is expected to close in July 2024.

Concurrently, Ligand has also entered into a stock purchase agreement whereby it has committed to investing up to $4 million in invIOs Holding AG, a privately held spin-off of APEIRON. The proceeds will help finance the research and development of three innovative early-stage immuno-oncology assets. APEIRON is entitled to royalties and milestone payments on these assets which will further expand Ligand’s development stage portfolio. This transaction is expected to close in July 2024.

The above summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement which will be filed as an exhibit to Ligand’s Quarterly Report on Form 10-Q to be filed with respect to the quarter ended June 30, 2024.

Item 7.01 Regulation FD Disclosure

The APEIRON acquisition will be immediately accretive to Ligand’s earnings per share (“EPS”) by approximately $1.00 on an annualized basis. Ligand is increasing its 2024 revenue guidance to be in the range of $140 million to $157 million (previously $130 million to $142 million) and is raising core adjusted EPS guidance to $5.00 to $5.50 (previously $4.25 to $4.75). Royalties are now expected to range from $100 million to $105 million (previously $90 million to $95 million). Guidance for sales of Captisol® is unchanged at $25 million to $27 million and contract revenue is now expected to range from $15 million to $25 million (previously $15 million to $20 million).

On July 8, 2024, Ligand issued a press release announcing the APEIRON acquisition. A copy of the press release is furnished herewith as Exhibit 99.1 to this report.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated July 8, 2024

Adjusted Financial Measures

Ligand reports adjusted earnings per share in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Ligand’s financial measures under GAAP include share-based earnings expense, amortization of debt-related costs, amortization related to acquisitions and intangible assets, changes in contingent liabilities, mark-to-market adjustments for amounts relating to its equity investments in public companies, excess tax benefit from share-based earnings, income tax effect of adjusted reconciling items and others. However, Ligand does not provide reconciliations of such forward-looking adjusted measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for changes in contingent liabilities, changes in the market value of its investments in public companies, share-based compensation expense and the effects of any discrete income tax items. Management has excluded the effects of these items in its adjusted measures to assist investors in analyzing and assessing the Ligand’s past and future core operating performance. Additionally, adjusted earnings per diluted share is a key component of the financial metrics utilized by Ligand’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation.

Forward-Looking Statements

This report contains forward-looking statements by Ligand that involve risks and uncertainties and reflect Ligand’s judgment as of the date of this report. Words such as “plans,” “believes,” “expects,” “anticipates,” “will,” and similar expressions, are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements regarding: the timing of the anticipated transactions and when and whether the anticipated transactions ultimately will close; the potential contributions the acquisition is expected to bring to Ligand, including technologies, collaborations and revenue streams, the potential to secure additional licenses, and development operations; and the expected impact on Ligand’s future financial and operating results. Actual events or results may differ from Ligand’s expectations due to risks and uncertainties inherent in Ligand’s business, including, without limitation: the risk that the conditions to the closing of the transaction are not satisfied; litigation relating to the transaction; uncertainties as to the timing of the consummation of the transaction and the ability of each of Ligand or APEIRON to consummate the transaction; risks that the proposed transaction disrupts the current and future plans and operations of Ligand or APEIRON; whether the acquisition will be immediately accretive to Ligand’s earnings per share; whether Ligand’s adjusted 2024 guidance comes to fruition; the success of Ligand’s investment in invIOs Holding AG; competitive responses to the proposed transaction; unexpected costs, charges or expenses resulting from the transaction; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; legislative, regulatory and economic developments; and other risks described in Ligand’s prior press releases and filings with the SEC. The failure to meet expectations with respect to any of the foregoing matters may reduce Ligand’s stock price. Additional information concerning these and other risk factors affecting Ligand can be found in Ligand’s prior filings with the Securities and Exchange Commission available at www.sec.gov. Ligand disclaims any intent or obligation to update these forward-looking statements beyond the date of this report, including the possibility of additional license fees and milestone revenues we may receive. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date: July 8, 2024	By: /s/ Andrew Reardon Name: Andrew Reardon Title: Chief Legal Officer and Secretary